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                                                                      EXHIBIT 23


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in Registration No. 333-75032 dated December 13, 2001, Registration Statement No. 333-61074 dated May 16, 2001, Registration Statement No. 333-52394 dated December 21, 2000, Post-Effective Amendment No. 1 to Registration Statement No. 33-44208 dated April 1, 1998, Post-Effective Amendment No. 1 to Registration Statement No. 33-46327 dated April 1, 1998, Registration Statement No. 33-52553 dated March 8, 1994, Post-Effective Amendment No. 1 to Registration Statement No. 33-59068 dated March 12, 1993, Registration Statement No. 33-41774 dated July 19, 1991, Post-Effective Amendment No. 2 to Registration Statement No. 33-10546 dated January 28, 1991, Registration Statement No. 33-38784 dated January 28, 1991, Registration Statement No. 33-37373 dated October 18, 1990, and Registration Statement No. 2-89672 dated February 27, 1984, all on Form S-8, and Post-Effective Amendment No. 2 to Registration Statement No. 33-52569 dated September 25, 1998, Registration Statement No. 33-63175 dated October 3, 1995, both on Form S-3, and Registration Statement Nos. 333-53579, 333-53579-01, 333-53579-02, 333-53579-03, 333-53579-04, and 333-53579-05 all on Form S-3 dated
May 26, 1998 and amended June 5, 1998, and Registration Statement on Form S-11 (no file number) filed with the Office of the Comptroller of the Currency on May 18, 2001, in connection with the potential future issuance of Class C or Class D preferred securities of Huntington National Bank, of our report dated January 16, 2003, except for Note 3 as to which is dated May 19, 2003, with respect to the amended consolidated financial statements of Huntington Bancshares Incorporated included in this amended Annual Report on Form 10-K/A for the year ended December 31, 2002, filed with the Securities and Exchange Commission.


                                                         /s/  ERNST & YOUNG LLP



Columbus, Ohio
May 19, 2003